Exhibit 10.4

FIRST AMENDMENT

TO THE

THE FIRST NATIONAL BANK OF MIFFLINTOWN

SECOND AMENDED AND RESTATED

SALARY CONTINUATION AGREEMENT

DATED DECEMBER 31, 2008

FOR

RICHARD LEITZEL

THIS AMENDMENT is entered into this 29th day of October, 2010, by and between THE FIRST NATIONAL BANK OF MIFFLINTOWN (the “Company”), a national banking association located in Mifflintown, Pennsylvania, and RICHARD LEITZEL (the “Executive”).

WHEREAS, the Company and the Executive executed the Second Amended and Restated Salary Continuation Agreement on December 31, 2008, (the “Agreement”);

WHEREAS, Section 8.1 of the Agreement provides that the Agreement may be amended upon mutual consent of the parties thereto; and

WHEREAS, the parties now desire to amend the Agreement for the purpose of changing the Normal Retirement Benefit amount and Schedule A;

NOW, THEREFORE, it is agreed by and between the Company and the Executive as follows:

Section 2.1.1 of the Agreement shall be deleted in its entirety and replaced as follows:

2.1.1    Amount of Benefit.    The annual benefit under this Section 2.1 is Forty Three Thousand Dollars ($43,000).

Schedule A shall be deleted in its entirety and replaced by the Schedule A attached hereto.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date indicated above.

EXECUTIVE:	COMPANY:
THE FIRST NATIONAL BANK OF MIFFLINTOWN
/s/ Richard R. Leitzel	By	/s/ John P. Henry, III
RICHARD LEITZEL	Title

By execution hereof, First Community Financial Corporation consents to and agrees to be bound by the terms and conditions of this First Amendment to the Agreement.

ATTEST:		CORPORATION:
FIRST COMMUNITY FINANCIAL CORPORATION
/s/ Jennifer S. Kauffman		By:	/s/ John P. Henry, III
Title	Asst. Secretary	Title

Plan Year Reporting

Salary Continuation Plan Schedule A

Richard R. Leitzel

Birth Date: 8/23/1955 Normal Retirement: 8/23/2020, Age 65			Early Termination	Disability	Change in Control	Pre-retire. Death Benefit Annual[2] Benefit
			Annual Benefit[2] Amount Payable at Normal Retirement Age	Annual Benefit[2] Amount Payable at Normal Retirement Age	Annual Benefit[2] Amount Payable at Separation from Service
Values as of		Age	Based On Accrual	Based On Accrual	Based On Accrual	Based On Benefit
		(1)	(2)	(3)	(4)	(5)
Oct	2010 [1]	55	13,185	13,185	7,283	43,000
May	2011	55	15,790	15,790	9,077	43,000
May	2012	56	19,508	19,508	11,906	43,000
May	2013	57	23,011	23,011	14,910	43,000
May	2014	58	26,309	26,309	18,099	43,000
May	2015	59	29,416	29,416	21,485	43,000
May	2016	60	32,343	32,343	25,079	43,000
May	2017	61	35,100	35,100	28,895	43,000
May	2018	62	37,696	37,696	32,947	43,000
May	2019	63	40,142	40,142	37,248	43,000
May	2020	64	42,445	42,445	41,815	43,000
Aug	2020	65	43,000	43,000	43,000	43,000

[1]	The first line reflects just the initial values as of October 1, 2010.

[2]	The annual benefit amount will be distributed in 12 equal monthly payments for a total of 180 monthly payments.

*

IF THERE IS A CONFLICT IN ANY TERMS OR PROVISIONS BETWEEN THIS SCHEDULE A AND THE AGREEMENT, THE TERMS AND PROVISIONS OF THE AGREEMENT SHALL PREVAIL. IF A TRIGGERING EVENT OCCURS, REFER TO THE AGREEMENT TO DETERMINE THE ACTUAL BENEFIT AMOUNT BASED ON THE DATE OF THE EVENT.

Salary Continuation Plan for The First National Bank of Mifflintown - Mifflintown, PA

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